Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2022 Financial Results

ALAMEDA, Calif., November 3, 2022 /PR Newswire/ - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2022.

•Revenue of $213.7 million in the third quarter of 2022, an increase of 12.4%, or 15.1% in constant currency1, compared to the third quarter of 2021.
Third Quarter 2022 Financial Results
Total revenue increased to $213.7 million for the third quarter of 2022 compared to $190.1 million for the third quarter of 2021, an increase of 12.4%, or 15.1% on a constant currency basis. The United States represented 70% of total revenue and international represented 30% of total revenue for the third quarter of 2022. Revenue from sales of vascular products grew to $123.4 million for the third quarter of 2022, an increase of 17.0%, or 18.8% on a constant currency basis. Revenue from sales of neuro products grew to $90.3 million for the third quarter of 2022, an increase of 6.7%, or 10.5% on a constant currency basis.
Gross profit was $135.3 million, or 63.3% of total revenue for the third quarter of 2022, compared to $119.9 million, or 63.1% of total revenue, for the third quarter of 2021. Gross margin is impacted by our ability to scale production capacity to support our expanding portfolio of products, which enabled us to navigate through some macroeconomic factors such as labor shortages, inflation and supply chain headwinds in the three months ended September 30, 2022, as well as our continued investments in COVID-19 related safety measures.
Total operating expenses were $129.9 million, or 60.8% of total revenue, for the third quarter of 2022, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding this charge, total non-GAAP operating expenses1 were $127.5 million, or 59.7% of total revenue, for the third quarter of 2022. This compares to GAAP and non-GAAP operating expenses of $111.1 million, or 58.5% of total revenue, for the third quarter of 2021. R&D expenses were $21.3 million for the third quarter of 2022, compared to $16.7 million for the third quarter of 2021. SG&A expenses were $108.6 million for the third quarter of 2022, compared to $94.4 million for the third quarter of 2021.
Income from operations for the third quarter of 2022 was $5.4 million. Excluding the charge associated with the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $7.8 million. This compares to GAAP and non-GAAP income from operations of $8.8 million for the third quarter of 2021.
Updated Full Year 2022 Financial Outlook
Notwithstanding a strong start to the fourth quarter, the Company is updating its 2022 revenue guidance to account for two, near-term dynamics: the Lightning Flash product launch is now expected to occur in the first quarter of 2023, six weeks later than the previous mid-fourth quarter 2022 estimate, and an incremental headwind of $4-6 million from foreign currency translations. The Company now expects 2022 total revenue to be in the range of $840 million to $845 million, which reflects growth of 12-13% on a reported basis and 15-16% in constant currency compared to 2021. Looking forward to 2023, the Company expects to achieve the $1 billion level in total revenue.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2022 financial results after market close on Thursday, November 3, 2022 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic and international callers (conference id: 4604622), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share (“EPS”).

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives; and
•the tax deficiencies or excess tax benefits associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition and the tax deficiencies or excess tax benefits associated with share-based compensation arrangements.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 22, 2022. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$54,844	$59,379
Marketable investments	129,583	195,496
Accounts receivable, net	189,006	133,940
Inventories	320,304	263,504
Prepaid expenses and other current assets	29,888	29,155
Total current assets	723,625	681,474
Property and equipment, net	64,082	58,856
Operating lease right-of-use assets	174,684	131,955
Finance lease right-of-use assets	34,114	36,276
Intangible assets, net	83,360	90,618
Goodwill	165,426	166,388
Deferred taxes	62,827	65,698
Other non-current assets	13,483	12,985
Total assets	$1,321,601	$1,244,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,365	$13,421
Accrued liabilities	101,672	99,796
Current operating lease liabilities	9,417	8,267
Current finance lease liabilities	1,878	1,713
Total current liabilities	138,332	123,197
Non-current operating lease liabilities	180,897	137,045
Non-current finance lease liabilities	25,325	26,523
Other non-current liabilities	3,295	3,558
Total liabilities	347,849	290,323
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital	947,040	910,614
Accumulated other comprehensive loss	(13,353)	(2,630)
Retained earnings	40,027	45,906
Total stockholders’ equity	973,752	953,927
Total liabilities and stockholders’ equity	$1,321,601	$1,244,250

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$213,678	$190,117	$625,917	$543,579
Cost of revenue	78,351	70,205	229,137	193,644
Gross profit	135,327	119,912	396,780	349,935
Operating expenses:
Research and development	21,320	16,734	61,443	52,548
Sales, general and administrative	108,573	94,397	334,088	264,831
Total operating expenses	129,893	111,131	395,531	317,379
Income from operations	5,434	8,781	1,249	32,556
Interest (expense) income, net	(43)	138	(162)	917
Other expense, net	(2,356)	(1,137)	(4,323)	(3,021)
Income (loss) before income taxes	3,035	7,782	(3,236)	30,452
Provision for (benefit from) income taxes	5,306	(249)	2,643	3,196
Consolidated net (loss) income	$(2,271)	$8,031	$(5,879)	$27,256
Net loss attributable to non-controlling interest	—	(819)	—	(2,661)
Net (loss) income attributable to Penumbra, Inc.	$(2,271)	$8,850	$(5,879)	$29,917

Net (loss) income attributable to Penumbra, Inc. per share:
Basic	$(0.06)	$0.24	$(0.16)	$0.82
Diluted	$(0.06)	$0.24	$(0.16)	$0.80
Weighted average shares outstanding:
Basic	37,918,452	36,617,961	37,778,362	36,532,822
Diluted	37,918,452	37,611,355	37,778,362	37,592,095

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating expenses	$129,893	$111,131	$395,531	$317,379
GAAP total operating expenses includes the effect of the following items:
Amortization of finite lived intangible assets acquired[2]	2,380	—	5,949	—
Non-GAAP operating expenses	$127,513	$111,131	$389,582	$317,379

GAAP income from operations	$5,434	$8,781	$1,249	$32,556
GAAP income from operations includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	—	5,949	—
Non-GAAP income from operations	$7,814	$8,781	$7,198	$32,556

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2The amortization expense includes $0.6 million related to the reclassification of the $20.8 million in-process research and development (“IPR&D”) asset acquired in connection with the Sixense acquisition to a finite-lived developed technology intangible asset due to the completion of the IPR&D project during the three months ended September 30, 2022.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021		Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS
GAAP net (loss) income	$(2,271)	$(0.06)	$8,850	$0.24	$(5,879)	$(0.16)	$29,917	$0.80
GAAP net (loss) income includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	0.06	—	—	5,949	0.16	—	—
Tax effect on the non-GAAP adjustments above[2]	(554)	(0.01)	—	—	(1,386)	(0.04)	—	—
Tax deficiencies (excess tax benefits) related to stock compensation awards	722	0.02	(4,244)	(0.12)	1,666	0.05	(7,431)	(0.20)
Non-GAAP net income	$277	$0.01	$4,606	$0.12	$350	$0.01	$22,486	$0.60

Weighted average shares outstanding used to compute:
GAAP diluted EPS	37,918,452		37,611,355		37,778,362		37,592,095
Non-GAAP diluted EPS[3]	38,762,786		37,611,355		38,743,727		37,592,095

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2For the three and nine months ended September 30, 2022, management used a combined federal and state tax rate of 23.29% to compute the tax effect of non-GAAP measures.

3For the purposes of calculating Non-GAAP diluted EPS for the three and nine months ended September 30, 2022, non-GAAP diluted weighted average shares outstanding of 38,762,786 and 38,743,727, respectively, were used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$148,819	$134,834	$13,985	10.4%	$—	$13,985	10.4%
International	64,859	55,283	9,576	17.3%	5,224	14,800	26.8%
Total	$213,678	$190,117	$23,561	12.4%	$5,224	$28,785	15.1%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
United States	$434,583	$383,306	$51,277	13.4%	$—	$51,277	13.4%
International	191,334	160,273	31,061	19.4%	11,614	42,675	26.6%
Total	$625,917	$543,579	$82,338	15.1%	$11,614	$93,952	17.3%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$123,361	$105,465	$17,896	17.0%	$1,974	$19,870	18.8%
Neuro	90,317	84,652	5,665	6.7%	3,250	8,915	10.5%
Total	$213,678	$190,117	$23,561	12.4%	$5,224	$28,785	15.1%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2022	2021	$	%	$	$	%
Vascular	$369,712	$295,314	$74,398	25.2%	$4,733	$79,131	26.8%
Neuro	256,205	248,265	7,940	3.2%	6,881	14,821	6.0%
Total	$625,917	$543,579	$82,338	15.1%	$11,614	$93,952	17.3%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.